Exhibit 99.1

Suretone Pictures and SRM Announce Media Agreement / Jordan Schur Joins Company as Advisor

JUPITER, FL / September 24, 2024 – SRM Entertainment, Inc., (Nasdaq: SRM) (the “Company” or “SRM”) SRM and Suretone Entertainment’s Suretone Pictures are in negotiations to form an alliance capitalizing on Suretone Pictures’ film productions, tv content creation, existing library and distribution strength alongside SRM’s ongoing merchandise, manufacturing and distribution businesses as engaged in providing its services to the major film studios. The initial transaction was closed on September 3, 2024 with the transfer of the first of several valuable film assets transferred by Suretone Pictures to SRM. SRM and Suretone Entertainment’s Suretone Pictures are engaged in far-reaching discussions to jointly create a new media company using certain assets of Suretone Pictures as the two companies intend to come together to build a multi-film asset and IP based library with an innovative plan towards distribution, merchandising and production.

The companies have set an agenda with a goal to merge Suretone Pictures’ assets into SRM in early to mid 2025, subject to regulatory approvals and other customary closing conditions. Jordan Schur, Suretone Pictures’ President, will initially join SRM as an advisor bringing several decades of movie and media experience to lead the endeavor as he looks to manage jointly controlled movie assets and content creation to drive the strategic media combination forward. Schur will guide the venture as he oversees various film-making endeavors, as well as spearhead movie acquisition and related merchandising efforts for the companies with Suretone Pictures’ film and tv industries partners.

SRM and Suretone Entertainment recently completed their first media deal with SRM acquiring certain Suretone Pictures film assets. Under the agreement, these initial assets will become part of SRM’s media library, allowing SRM to own and exploit the initial film assets’ merchandising, licensing fees and revenue. SRM and Suretone view this transaction as the first stage in an overall larger transaction to join forces toward creating a valuable media franchise business. Further announcements on subsequent stages are expected shortly.

Jordan Schur commented, “I am pleased to announce this new endeavor of Suretone Pictures with SRM. The companies enjoy a powerful synergy together on current functions which complement overall goals on a combined agenda in operations to better compete in the current environment. I look forward to working with Rich Miller and the SRM team on our jointly controlled IP to bring in-demand entertainment content in films, tv and physical goods to an underserved independent global film and tv market.”

Jordan Schur, founder and chairman of Suretone Entertainment, serves as Suretone Picture’s President and enjoys a long-standing successful career as a media entrepreneur. Schur additionally co-founded Mimran Schur Pictures, a company engaged in the co-finance of partnering with major film studios on their film productions. Schur has been a major force in the music business as founder of the legendary Flip Records, while also serving as long-time President of Geffen Records, additionally merging MCA Records into Geffen during his tenure there.

Schur founded Los Angeles-based Suretone Entertainment in 2006 as an independent full-service entertainment company which has consistently impacted culture in music, film, and television. Suretone Entertainment encompasses Suretone Records, Suretone Pictures, and Suretone Management, a multi-tiered company that has become a prominent figure in the landscape of the entertainment industries. Schur has played a pivotal role at several of the major film studios and major record companies since the early 2000s, variously driving market leading profitability in his ventures alongside major industry partners while jointly creating defining movements in entertainment culture with some of the more influential figures in film, music and Hollywood.

SRM is engaged in the business of creating themed merchandise based on blockbuster movie franchises in providing services to the film industry. The new relationship with Suretone Pictures allows SRM to expand its activities in obtaining valuable proprietary movie and media assets that will create new opportunity in its existing business manufacturing lines.

“We are thrilled to welcome Jordan Schur and Suretone Pictures to SRM. Our goal is to jointly scale a disruptive film, tv, media company with on-going production operations, while building a library of film and tv assets, coupled with other valuable IP we plan to jointly acquire. We believe we enjoy a competitive edge in our plans to develop and distribute our various entertainment content and physical goods in our joint efforts direct to consumers through our various distribution channels online, in theaters, VOD and streaming, while manufacturing goods to properly exploit the various merchandise rights ensconced in the media rights. We intend to create multiple new channels in our distribution of products to better drive value for our shareholders.” says Rich Miller, CEO of SRM, in explaining the motivation behind the venture.

About SRM Entertainment, Inc.

SRM Entertainment designs, develops, and manufactures custom merchandise which includes toys and souvenirs for the world’s largest theme parks and other entertainment venues. Many of SRM’s creative products are based on award winning multi-billion-dollar entertainment franchises that are featured in popular movies and books. SRM products are distributed worldwide at Walt Disney Parks and Resorts, Universal Parks and Destinations, United Parks and Resorts - SeaWorld and other attractions. SRM’s products are offered alongside popular rides and attractions in theme parks, zoos, aquariums, and other entertainment venues. SRM’s design team developed specialty dolls, plush and toys for one of New York City’s landmarks that features a popular holiday show. SRM’s design team is credited with creating popular products which have been successfully sold at specialty theme park events. SRM’s exclusive-patented Sip With Me cups feature fun, kid friendly Zoo, Sea and animal themed characters as well as licensed characters from Smurfs, ICEE and Zoonicorn.

ABOUT SURETONE PICTURES

Suretone Pictures was founded in 2011 with notably produced films including The Kid [Ethan Hawke, Chris Pratt, Dane Dehaan, Jake Schur] (2019), Pawnshop Chronicles [Paul Walker, Brendan Fraser, Elijah Wood, Matt Dillon, Norman Reedus] (2013), One Nation Under God [Isaak Presley, Kevin Sorbo, Casper Van Dien, Antonio Sabato Jr.], and more. Suretone Pictures has a diverse upcoming slate which includes DO NOT ENTER, financed in an equal joint-venture partnership with Lionsgate and based on the best-selling book Creepers by David Morrell (Rambo films’ books author), starring Jake Manley, Adeline Rudolph, Francesca Reale, Nicholas Hamilton, and Laurence O’Faurian, and directed by Marc Klasfeld. Suretone Pictures has produced films such as One Nation Under God, as well as the youth baseball documentary Swing Big. Suretone Pictures currently has the romantic comedy Revenge Wedding in development in conjunction with partner Lionsgate with plans to get into production in 2025. Suretone Pictures also has the highly coveted action / thriller property Five Against A Bullet in development and headed into production in 2025.

ABOUT JORDAN SCHUR

Jordan Schur is an American entrepreneur. Chairman and CEO of Suretone Pictures, as well as a partner in film production company Mimran Schur Pictures, and partner / board member of Safety Shot. He is also the former President of Geffen Records (https://en.m.wikipedia.org/wiki/Geffen_Records) and President in merger with MCA Records. Schur is the founder of Flip Records (https://en.m.wikipedia.org/wiki/Flip_Records_(1994) and the founder of Suretone Records (https://en.m.wikipedia.org/wiki/Suretone_Records) as well as the founder of the music, television, and film production company Suretone Entertainment (https://en.m.wikipedia.org/wiki/Suretone_Records) Founded by Jordan Schur in 2006, Suretone Entertainment encompasses Suretone Pictures, Mimran Schur Pictures, Suretone Records and Suretone Artist Management. This independent full-service entertainment company has consistently impacted culture in music, film, and television.

Caution Regarding Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These statements are subject to uncertainties and risks including, but not limited to, the risk factors described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Forms 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov. There can be no guarantee that SRM will obtain the necessary regulatory approvals to merge Suretone Pictures’ assets into SRM nor can there be any guarantee that SRM and Suretone will be able to reach an agreement to create a new media company. In addition, SRM and Suretone have not signed any exclusivity agreement and each may enter into other material transactions such as an acquisition, merger, or other transactions to pursue a different strategic direction. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s filings with the SEC. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law.

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